Exhibit 99.4

JAMES CONSTRUCTION GROUP, L.L.C.

DECEMBER 31, 2006

FINANCIAL STATEMENTS

CONTENTS

Page

Audited Financial Statements:

Independent Auditor’s Report	1

Balance Sheet	2-3

Statement of Income	4

Statement of Changes in Members’ Equity	5

Statement of Cash Flows	6

Notes to Financial Statements	7-14

Hannis T. Bourgeois, LLP

Certified Public Accountants

Baton Rouge, Louisiana

March 9, 2007

Independent Auditor’s Report

To the Members

James Construction Group, L.L.C.

We have audited the accompanying Balance Sheet of James Construction Group, L.L.C. as of December 31, 2006, and the related Statements of Income, Changes in Members’ Equity, and Cash Flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James Construction Group, L.L.C. as of December 31, 2006, and the results of its operations, changes in members’ equity, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

/s/ Hannis T. Bourgeois, LLP

JAMES CONSTRUCTION GROUP, L.L.C.

BALANCE SHEET

AS OF DECEMBER 31, 2006

ASSETS

Current Assets:
Cash		$22,289,502
Accounts Receivable:
Progress Billings	$44,591,033
Retainages	6,025,966
Unbilled Revenue on Completed Contracts	1,803,447
Other	319,359
		52,739,805
Costs and Estimated Earnings in Excess of Billings on Incomplete Contracts		3,455,219
Uninstalled Contract Materials		9,043,419
Prepaid Expenses		27,110
Total Current Assets		87,555,055

Property and Equipment:
Buildings and Land Improvements	$2,005,514
Machinery and Equipment	31,438,411
Office Furniture and Equipment	685,515
	34,129,440
Less: Accumulated Depreciation	(15,059,920)
	19,069,520
Land	1,728,878
		20,798,398

Other Assets Principally Goodwill		1,941,865
		$110,295,318

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

BALANCE SHEET

AS OF DECEMBER 31, 2006

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt		$2,138,177

Accounts Payable:
Trade	$22,053,209
Retainages	3,475,148
		25,528,357
Billings in Excess of Costs and Estimated Earnings on Incomplete Contracts		26,543,897

Accrued Liabilities:
Insurance	$6,745,617
Compensation, Taxes and Benefits	3,784,877
Other	893,337
		11,423,831
Total Current Liabilities		65,634,262

Long-Term Debt		15,104,325

Deferred Compensation Payable		1,908,000

Related Party Payable		375,000

Members’ Equity:
Members’ Equity	$28,859,614
Members’ Receivables	(1,585,883)
		27,273,731
		$110,295,318

The accompanying notes are an integral part of this statement

JAMES CONSTRUCTION GROUP, L.L.C.

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2006

Contract Revenues Earned	$320,098,962

Cost of Revenues Earned	291,527,838
Gross Profit	28,571,124

General and Administrative Expenses	12,432,036
Operating Profit	16,139,088

Other Income (Expense):
Interest Expense	(736,081)
Other Income	251,851
Interest Income	205,540
Gain on Disposals of Property and Equipment	730,833
452,143
Net Income	$16,591,231

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2006

	Members’	Members’
	Equity	Receivables	Total

Balance at January 1, 2006	$13,826,258	$(297,863)	$13,528,395

Net Income	16,591,231	—	16,591,231

Cash Receipts (Disbursements) - Members	—	(1,288,020)	(1,288,020)

Distributions to Members	(1,557,875)	—	(1,557,875)
Balance at December 31, 2006	$28,859,614	$(1,585,883)	$27,273,731

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2006

Cash Flows from Operating Activities:
Net Income	$16,591,231
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	3,772,903
Gain on Disposals of Property and Equipment	(730,833)
Changes in Assets and Liabilities:
Increase in Accounts Receivable	(4,888,299)
Increase in Uninstalled Contract Materials	(5,417,950)
Decrease in Prepaid Expenses	30,650
Decrease in Costs and Estimated Earnings in Excess of Billings on Incomplete Contracts	325,854
Decrease in Other Assets	8,616
Decrease in Accounts Payable	(1,746,821)
Increase in Billings in Excess of Costs and Estimated Earnings on Incomplete Contracts	12,646,469
Increase in Accrued Liabilities	4,947,340
Increase in Deferred Compensation Payable	1,908,000
Net Cash Provided by Operating Activities	27,447,160

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(4,216,601)
Proceeds from Sales of Property and Equipment	1,350,830
Net Cash Used in Investing Activities	(2,865,771)

Cash Flows from Financing Activities:
Net Borrowings on Revolving Credit Line	100,000
Payments on Long-Term Debt	(2,068,317)
Cash Receipts (Disbursements) - Members	(1,288,020)
Payment of Related Party Payable	(6,000,000)
Distributions to Members	(1,557,875)
Net Cash Used in Financing Activities	(10,814,212)
Net Increase in Cash	13,767,177

Cash - Beginning of Year	8,522,325
Cash - End of Year	$22,289,502
Non - Cash Transactions:
Equipment Acquired through Issuance of Debt	$3,126,044

Supplemental Cash Flow Information:
Cash Paid for Interest	$725,739

The accompanying notes are an integral part of this statement.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006

Note 1 - Organization and Summary of Accounting Policies -

Nature of Operations

James Construction Group, L.L.C. (the Company), engages in highway, industrial and environmental construction, primarily in Louisiana, Texas and Florida, with a significant portion of contract revenues earned derived from work performed for state and local units of government. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments, with maturities less than three months, as cash equivalents.

Recognition of Income on Construction Contracts

The Company uses the percentage of completion method for recognizing profits on incomplete contracts.  Estimates of percentage of completion are based on costs incurred to date as a percentage of the latest estimate of total costs anticipated.  This method is used because management considers costs incurred to be the best available measure of progress on these contracts. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the Company’s estimates of costs and revenues will change in the near future. No profit is recognized on contracts before the percentage of completion exceeds 10%. Provisions for anticipated losses on contracts are made when such losses become apparent.

Operating Cycle and Types of Contracts

The Company performs under fixed-price contracts, cost reimbursable contracts, unit-price, and fixed-price and cost reimbursable contracts modified by incentive and penalty provisions.  Each of the contracts may contain components of more than one of the above contract types.  The duration of the significant contracts entered into by the Company varies but generally ranges from one to three years.  The Company, under the operating cycle concept, includes in current assets and liabilities all contract related items regardless of whether cash will be received or paid within a twelve month period.

Accounts Receivable

Management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If accounts become uncollectible, they are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2006

Property and Equipment

Property and equipment are recorded in the accounts of the Company at cost.  Additions and improvements are capitalized.  Ordinary maintenance and repair expenses are charged to income as incurred.  The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income. Depreciation is provided at rates based upon estimated useful service lives using the straight-line method for financial reporting purposes.

Goodwill

In accordance with FAS No. 142, Goodwill and Other Intangible Assets, goodwill cannot be amortized; however, it must be tested annually for impairment. This impairment test is calculated at the reporting unit level. The goodwill impairment test has two steps. The first, identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, an impairment loss is recorded. There was no impairment of goodwill for the year ended December 31, 2006.

Included in other assets is $1,913,324 of goodwill, net of $275,344 amortized in prior years.

Uninstalled Contract Materials

Uninstalled contract materials consist of various contract material cost incurred on uncompleted construction projects that have not been installed as of the balance sheet date.  Uninstalled contract materials are carried at the lower of cost or market using the first-in, first-out method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2006

Income Taxes

Effective January 1, 2006, the Company has elected, by consent of its members, to be taxed under the provisions of Subchapter S of the Internal Revenue Code.

As a limited liability company, taxed as an S Corporation, the income or loss of the Company is passed through to its members and taxed at their individual rates for income tax purposes.

Distributions

The Company’s operating agreement has specific provisions related to its distributions. Distributions to its members shall first constitute a “mandatory tax distribution” in an amount equal to its members’ estimated tax liability attributable to the taxable income of the Company, and then constitute “mandatory debt distributions”, as defined in the operating agreement, subject to approval by the Company’s lenders, up to $1,275,000 per year. Additional non-mandatory distributions may be made at the discretion of the Board of Managers, subject to approval by the Company’s lenders. In 2006, the “mandatory tax distributions” and “mandatory debt distributions” totaled $337,405 and $1,220,470, respectively. As a result of the Company being taxed as an S Corporation and due to specified provisions in its operating agreement, the Company expects to continue to make distributions in the future for member income taxes and other purposes. Although amounts have not been determined, future distributions could be material to the financial statements.

Note 2 - Construction Contracts in Progress -

Information with respect to lump-sum construction contracts in progress as of December 31, 2006, is as follows:

Costs on Contracts in Progress	$273,652,771
Earnings to Date on Contracts in Progress	8,561,478
282,214,249
Less: Related Billings	(305,302,927)
$(23,088,678)

The following amounts are included in the accompanying Balance Sheet under the captions:

Costs and Estimated Earnings in Excess of Billings on Incomplete Contracts	$3,455,219
Billings in Excess of Costs and Estimated Earnings on Incomplete Contracts	(26,543,897)
$(23,088,678)

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2006

Note 3 - Backlog -

The following schedule summarizes changes in backlog during the year ended December 31, 2006.  Backlog represents the amount of revenue the Company expects to realize from work to be performed on incomplete contracts in progress at year end and from contractual agreements on which work has not yet begun.

Backlog at Beginning of Year	$274,394,239
New Contracts During the Year	301,204,211
575,598,450
Less: Contract Revenue Earned During the Year	(320,098,962)
Backlog at End of Year	$255,499,488

Note 4 - Revolving Credit Agreement -

The Company and Angelo Iafrate Construction Company (AICC), a related party, have a revolving credit agreement with a bank that allows for borrowings as follows:

Revolving credit advances	$31,000,000
Swingline loans	$3,000,000
Letters of credit	$15,000,000
Aggregate limit on above	$31,000,000

The credit agreement is collateralized by substantially all of the assets of the Company and AICC, guaranteed by certain companies related through common ownership, and provides for restrictions on dividends and distributions and the maintenance of certain financial ratios. Letters of credit issued and outstanding at December 31, 2006 totaled $8,682,026. As of December 31, 2006, the outstanding balance under the revolving credit agreement for the Company and AICC totaled $10,000,000 and $5,000,000, respectively.

Note 5 - Long-Term Debt -

Long-term debt at December 31, 2006 consists of the following:

Revolving credit agreement advances bearing interest at variable rates tied to either the LIBOR or prime rate (8.25% at December 31, 2006). No stipulated principal payments are required and the agreement expires March 2009.	$10,000,000

(CONTINUED)

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2006

Equipment financing arrangements with monthly installments ranging from $2,092 to $64,819 including interest at rates between 2.63% and 7.29%, due from January 2007 through May 2013. Each agreement is collateralized by equipment with a cost of approximately $10,683,000.	7,242,502
17,242,502
Less current portion	2,138,177
Long-Term Portion	$15,104,325

The aggregate maturities of principal payments on the long-term portion of debt are as follows for the years ending December 31:

2008	$1,592,016
2009	11,664,458
2010	1,297,770
2011	367,658
2012	119,471
Thereafter	62,952
$15,104,325

Note 6 - Members’ Equity -

The Company’s operating agreement authorizes 100 units of membership interest designated into two classes.  The number and class of member units outstanding as of December 31, 2006 are as follows:

Class A	65
Class B	35
Total	100

Each member holding a class of units has such rights, preferences, privileges and obligations of a member as specified in the operating agreement for such class.

In connection with the two classes of membership units, the Company has defined certain restrictions and mandatory requirements related to its distribution of earnings.  See Note 1 - Distributions, for a further discussion of these provisions.

The operating agreement also identifies certain triggering events which can create an obligation for the Company to purchase member units.  See Note 10 - Membership Repurchase Requirement, for a further discussion of these provisions.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2006

Note 7 - Employee Benefit Plan -

The Company has a profit-sharing plan with a 401(k) provision for eligible employees. The Company may match a portion of employee contributions; the plan has a profit sharing provision for additional discretionary contributions by the Company. Profit sharing and 401(k) expense for the year was approximately $639,000.

Note 8 - Deferred Compensation Payable -

The Company has a deferred compensation plan in place as of December 31, 2006. The current and long-term deferred compensation payable as of December 31, 2006 totaled $225,000 and $1,908,000, respectively.

Note 9 - Related Party Transactions -

During 2006, the Company paid back net advances from AICC totalling $6,000,000.  During 2006, the Company paid AICC interest of $141,987.  The total long-term related party payable at December 31, 2006 is $375,000.

Note 10 - Commitments and Contingencies -

Membership Repurchase Requirement

In connection with the amendment of its operating agreement during 2005, the members of the Company have entered into an agreement that, among other things, defines certain triggering events which can create an obligation for the Company to purchase member units at fair market value as defined in the operating agreement.  A summation of such triggering events is as follows:

Class A members upon desire to sell their membership units, must first offer such units for sale to Class B members then to potential third party buyers.  In the event that Class A units are not sold to Class B members or to third party buyers within a specified period of time, the Class A member can require the Company to purchase the Class A units at fair market value as defined in the operating agreement.

Class B members, upon death or retirement must first offer Class B units to other Class B members.  In the event the other Class B members elect not to purchase such units, the Class B member can require the Company to purchase the Class B shares at fair value as defined in the operating agreement.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2006

Self-Insurance

The Company is self-insured for workers’ compensation, general liability, and automobile liability claims. The policy is to accrue the estimated liability for claims through December 31, 2006, including claims incurred but not reported. The Company, and other companies related through common ownership, have obtained automobile liability, general liability and workers’ compensation insurance for the policy year April 1, 2006 through March 31, 2007 as follows:

•             The large deductible program insures the Company, and related companies, for losses exceeding $500,000 for workers’ compensation and losses exceeding $250,000 for general liability and automobile liability.

•             Umbrella insurance for all three lines to a limit of $20,000,000 over primary.

Maximum aggregate exposure for the Company’s losses, as well as the related companies, for workers’ compensation, general liability and automobile liability is approximately $6,900,000 per contract arrangement with the insurance company for the policy year.

Letters of credit totaling $8,052,000 have been provided in connection with the self-insurance program.

Operating Leases and Rent Expense

The Company leases office facilities and equipment under operating leases which expire at various dates through 2012.  The long-term lease commitments are as follows:

2007	$2,315,382
2008	1,795,955
2009	1,402,132
2010	1,046,079
2011	644,304
Thereafter	432,433
Total	$7,636,285

The total rent expense for the year ended December 31, 2006, including the above leases, totaled approximately $6,347,000.

Litigation

The Company is a party to various negotiations and legal proceedings arising in the normal course of its business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

JAMES CONSTRUCTION GROUP, L.L.C.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2006

Note 11 - Contract Guarantees -

The Company is generally required to furnish performance and payment surety bonds to contract owners.  The bonds are secured by receivables from bonded contracts.

In the normal course of its business, the Company has also subcontracted to various specialty contractors who may or may not have obtained surety bonds.  Management has adequate controls in place to monitor the pre-qualifications and performance of the subcontractors.  Therefore, no accruals have been considered necessary by management for financial guarantees related to the non-bonded subcontractors.

Note 12 - Concentration of Credit Risk -

Approximately 48% of revenue earned during the year ended December 31, 2006 was derived from three customers. Accounts receivable related to these customers approximated $17,369,000 at December 31, 2006.

The Company maintains cash accounts with commercial banks, the balances of which may periodically exceed the federally insured amount of $100,000.

Note 13 - Hurricane Recovery - Concentrations -

Hurricane Katrina hit the coasts of southeast Louisiana, Mississippi and Alabama on August 29, 2005.  Hurricane Rita hit the coasts of southwest Louisiana and southeast Texas on September 24, 2005.  Damages due to wind and flooding were catastrophic in these areas, and the Company has performed a significant amount of work in the recovery effort.  For the year ended December 31, 2006, the contract billings associated with the storms totaled approximately $67,700,000 and the related accounts and retainage receivables included on the Balance Sheet at December 31, 2006 are approximately $617,000.